Exhibit 99.1
Cidara Provides Corporate Update and Reports Third Quarter 2021 Financial Results
SAN DIEGO, November 10, 2021 — Cidara Therapeutics, Inc. (NASDAQ: CDTX), a biotechnology company developing long-acting therapeutics designed to improve the standard of care for patients facing serious diseases, today reported financial results for the third quarter ended September 30, 2021 and provided an update on its corporate activities and product pipeline.
“We are pleased to report another highly productive quarter for Cidara,” said Jeffrey Stein, Ph.D., president and chief executive officer of Cidara. “We hosted a successful research and development day to update our perspective of the commercial potential of our rezafungin program and to highlight the broad potential of our Cloudbreak® platform. Our recently closed public offering extends our cash runway and is expected to enable us to continue our planned clinical, pre-commercial and regulatory activities for rezafungin. Looking ahead, we expect to report top-line data from the ReSTORE Phase 3 trial by year end, which would put us on track to potentially file a New Drug Application (NDA) for rezafungin in the middle of 2022. In addition, we expect to file an Investigational New Drug (IND) application for CD388 for the prevention and treatment of influenza by year end and to dose our first subject in Phase 1 in the first half of 2022.”
Recent Corporate Highlights
•Raised $38.5 million in equity: In October, Cidara sold and issued 17,064,511 shares of its common stock and 744,194 shares of its Series X Convertible Preferred stock in two concurrent but separate underwritten public offerings. The gross proceeds to Cidara from these offerings, before deducting underwriting discounts and commissions and estimated offering expenses, were approximately $38.5 million.
•Hosted research and development day: In September, Cidara hosted a virtual research and development day highlighting the broad potential of the Cloudbreak® platform and commercial potential for rezafungin. The event featured presentations from clinical thought leaders Mark James Levis, M.D., Ph.D. and Kieren Marr, M.D. from the Johns

Hopkins University School of Medicine, and Eric Simoes, M.D. from the University of Colorado.
•Presented new rezafungin data: In September, Cidara presented new clinical and non-clinical data at both at the 10th Congress on Trends in Medical Mycology (TIMM) and at IDWeek. Data presented at IDWeek also included data on rezafungin clinical safety and pharmacokinetics in people with hepatic impairment.
•Participated in two investor conferences: In September, Cidara participated in the H.C. Wainwright 23rd Annual Global Investment Conference and Cantor Global Healthcare Conference.
•Strengthened management team: In September, Cidara announced the appointments of Preetam Shah, Ph.D., MBA, as chief financial officer and chief business officer, and Shane Ward as chief legal officer and corporate secretary.
Third Quarter 2021 Financial Results
•Revenue totaled $7.1 million and $42.3 million for the three and nine month periods ended September 30, 2021, compared with $2.4 million and $8.3 million for the same periods of 2020. The increase was primarily attributable to the revenue recognized in connection with Cidara's collaboration with Janssen Pharmaceuticals.
•Cash, cash equivalents and restricted cash totaled $40.3 million as of September 30, 2021, compared with $42.9 million as of December 31, 2020.
•As of September 30, 2021, Cidara had 49,621,543 shares of common stock outstanding, and 1,044,278 shares of Series X convertible preferred stock outstanding, which are convertible into 10,442,780 shares of common stock.
•Research and development expenses were $20.5 million and $54.1 million for the three and nine month periods ended September 30, 2021, compared to $16.3 million and $46.9 million for the same periods in 2020.
•General and administrative expenses were $4.6 million and $13.8 million for the three and nine month periods ended September 30, 2021, compared to $3.7 million and $11.8 million for the same periods in 2020.

•Net loss for the three months ended September 30, 2021 was $18.1 million, compared to a net loss of $17.6 million for the same period in 2020. For the nine months ended September 30, 2021 and 2020, net loss was $25.7 million and $50.5 million, respectively.
About Cidara Therapeutics
Cidara is developing long-acting therapeutics designed to improve the standard of care for patients facing serious diseases. The Company’s portfolio is comprised of new approaches aimed at transforming existing treatment and prevention paradigms, first with its lead Phase 3 antifungal candidate, rezafungin, in addition to drug-Fc conjugates (DFCs) targeting viral and oncology diseases from Cidara’s proprietary Cloudbreak® platform. Cidara is headquartered in San Diego, California.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates,” “expect,” “may,” “plan” or “will”. Forward-looking statements in this release include, but are not limited to, statements related to our plans to receive top-line data for the Phase 3 ReSTORE trial by the end of 2021, to file an NDA for rezafungin by the middle of 2022, and to file an IND for CD388 by the end of 2021 and begin enrolling clinical trial subjects in the first half of 2022. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, such as unanticipated delays in or negative results from Cidara’s pre-clinical or clinical trials, impacts of the COVID-19 pandemic or other obstacles to the development of CD388. These and other risks are identified under the caption “Risk Factors” in Cidara’s most recent Quarterly Report on Form 10-Q and other filings subsequently made with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Cidara does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

INVESTOR CONTACT:
Brian Ritchie
LifeSci Advisors
(212) 915-2578
britchie@lifesciadvisors.com
MEDIA CONTACT:
Patrick Bursey
LifeSci Communications
(203) 430-9545
pbursey@lifescicomms.com

CIDARA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2021	2020	2021	2020
Revenues:
Collaboration revenue	$7,076	$2,416	$42,347	$8,338
Total revenues	7,076	2,416	42,347	8,338
Operating expenses:
Research and development	20,505	16,258	54,074	46,888
General and administrative	4,607	3,687	13,758	11,751
Total operating expenses	25,112	19,945	67,832	58,639
Loss from operations	(18,036)	(17,529)	(25,485)	(50,301)
Other expense:
Interest expense, net	(47)	(103)	(179)	(176)
Total other expense, net	(47)	(103)	(179)	(176)
Net loss and comprehensive loss	(18,083)	(17,632)	(25,664)	(50,477)
Recognition of beneficial conversion feature	—	—	—	(2,762)
Net loss attributable to common shareholders	$(18,083)	$(17,632)	$(25,664)	$(53,239)
Basic and diluted net loss per common share	$(0.37)	$(0.41)	$(0.53)	$(1.31)

Shares used to compute basic and diluted net loss per common share	49,533,956	43,208,308	48,402,095	40,685,828

Condensed Consolidated Balance Sheet Data

	September 30, 2021	December 31, 2020
(In thousands)	(unaudited)
Cash, cash equivalents, and restricted cash	$40,305	$42,949
Total assets	51,206	60,424
Term loan	3,700	7,023
Total liabilities	52,364	49,709
Total stockholders' equity (deficit)	(1,158)	10,715